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                                                                   EXHIBIT 10.31








                              BOWATER INCORPORATED



                        EQUITY PARTICIPATION RIGHTS PLAN

                              Amended and Restated
                              as of January 1, 1999



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                              BOWATER INCORPORATED

                        EQUITY PARTICIPATION RIGHTS PLAN

                   AMENDED AND RESTATED AS OF JANUARY 1, 1999


1.       PURPOSES.

         The purpose of the Bowater Incorporated Equity Participation Rights Plan (the "Plan") is to promote the interests of Bowater Incorporated (the "Corporation") and its stockholders by attracting, retaining and stimulating the performance of selected employees by giving such employees the opportunity to earn additional compensation related to the success of the Corporation's business based upon appreciation in the Company's stock price.

2.       DEFINITIONS.

         Unless the context clearly indicates otherwise, the following terms have the meanings set forth below.

         "Acceleration Price" means the excess over the reference price of an Equity Participation Right of the highest of (A) through (D), on the date of a Change in Control:

                  (A) The highest reported sales price of the Common Stock within the sixty (60) days preceding the date of the Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                  (B) The highest price of the Common Stock as reported in a Schedule 13D or an amendment thereto that is paid within the sixty (60) days preceding the date of the Change in Control,

                  (C) The highest tender offer price paid for the Common Stock, and

                  (D)      Any cash merger or similar price.

         "Board of Directors" or "Board" means the Board of Directors of the Corporation.

         A "Change in Control" shall be deemed to have occurred upon:

                  (a)      The date that any Person is or becomes an Acquiring
                           Person.


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                  (b)      The date that the Corporation's shareholders approve
                           a merger, consolidation or reorganization of the Corporation with another corporation or other Person, unless, immediately following such merger, consolidation or reorganization, (i) at least 50% of the combined voting power of the outstanding securities of the resulting entity would be held in the aggregate by the shareholders of the Corporation as of the record date for such approval (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or
                           (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors.

                  (c) The date the Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other Person, unless, immediately after such sale or transfer, (i) at least 50% of the combined voting power of the then-outstanding securities of the resulting entity immediately following such transaction is held in the aggregate by the Corporation's shareholders as determined immediately prior to such transaction (provided that securities held by any individual or entity that is an Acquiring Person, or who would be an Acquiring Person if 5% were substituted for 20% in the definition of such term, shall not be counted as securities held by the shareholders of the Corporation, but shall be counted as outstanding securities for purposes of this determination), or
                           (ii) at least 50% of the board of directors or similar body of the resulting entity are Continuing Directors.

                  (d) The date on which less than two-thirds (2/3) of the total membership of the Board consists of Continuing Directors.

For purposes of this Definition:

                           (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the "Act").

                           (ii) "Acquiring Person" means the Beneficial Owner, directly or indirectly, of Common Stock representing 20% or more of the combined voting power of the Corporation's then outstanding securities, not including (except as provided in clause (i) of the



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                                    next sentence) securities of such Beneficial
                                    Owner acquired pursuant to an agreement
                                    allowing the acquisition of up to and
                                    including 50% of such voting power approved by two-thirds of the members of the Board who are Board members before the Person becomes Beneficial Owner, directly or indirectly, of Common Stock representing 5% or more of the combined voting power of the Corporation's then outstanding securities. Notwithstanding the foregoing, (i) securities acquired pursuant to an agreement described in the preceding sentence will be included in determining whether a Beneficial Owner is an Acquiring Person if, subsequent to the approved acquisition, the Beneficial Owner acquires 5% or more of such voting power other than pursuant to such an agreement so approved and (ii) a Person shall not be an Acquiring Person if such Person is eligible to and files a Schedule 13G with respect to such Person's status as a Beneficial Owner of all Common Stock of the Corporation of which the Person is a Beneficial Owner.

                           (iii)    A "Beneficial Owner" of Common Stock means
                                    (A) a Person who beneficially owns such
                                    Common Stock, directly or indirectly, or (B) a Person who has the right to acquire such Common Stock (whether such right is exercisable immediately or only with the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange, rights, warrants, options or otherwise.

                           (iv) "Continuing Directors" means any member of the Board who (A) was a member of the Board prior to the date of the event that would constitute a Change in Control, and any successor of a Continuing Director while such successor is a member of the Board, (B) is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, and (C) is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

                           (v) "Person" means any individual, firm, corporation, partnership, trust or other entity.

         "Code" means the Internal Revenue Code of 1986, as amended.



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         "Committee" means the Human Resources and Compensation Committee of the
         Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

         "Common Stock" means the common stock of Bowater Incorporated, $1 par value.

         "Disability", as applied to a Grantee, shall have the meaning contained in the Company's long-term disability plan.

         "Equity Participation Right" means a contractual right to receive a cash payment determined with reference to the increase in Fair Market Value of a share of Common Stock subject to the terms and conditions hereof.

         "Fair Market Value" of a share of Common Stock on any particular date is (1) the simple arithmetic mean between the highest and lowest prices per share at which the Common Stock is traded on the New York Stock Exchange Composite Transactions as reported in the Eastern Edition of the Wall Street Journal for that date or, if not so traded, (2) the simple arithmetic mean between the closing bid-and-asked prices thereof as reported on such Exchange on that date.

         "Grant Date" means the date on which an Equity Participation Right is granted by the Committee pursuant to the Plan.

         "Grantee" means the individual to whom an Equity Participation Right is granted pursuant to the Plan.

         "Plan" means the Bowater Incorporated Equity Participation Rights Plan as set forth herein and as amended from time to time.

         "Retirement" means the status of having terminated employment and being immediately eligible for the payment of normal or early retirement benefits under the qualified pension plan of the Company or Subsidiary applicable to the Grantee.

         "Subsidiary" means each entity with respect to which the Company owns directly or indirectly interests embodying at least 40% of the voting power.

         Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.



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3.       ADMINISTRATION.

         (a) The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (within the limitations described herein) to select the employees to be granted Equity Participation Rights under the Plan, to determine the type, size and terms of awards to be made to each employee selected, to determine the time when Equity Participation Rights will be granted to employees and, to establish objectives and conditions, if any, for earning such awards. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Grantees and any other employee of the Corporation or any of its Subsidiaries.

         (b) Equity Participation Rights shall be evidenced by written agreements which shall contain such terms and conditions consistent with the Plan as may be determined by the Committee.

         (c) All decisions made by the Committee pursuant to the provisions of the Plan shall be final and conclusive.

4.       ELIGIBILITY AND PARTICIPATION.

         The participants in the Plan shall consist of selected employees or officers of the Corporation or its present or future parent or Subsidiaries, who serve in executive, administrative or professional capacities, as may from time to time be so designated by the Committee.

5.       EFFECTIVE DATE OF THE PLAN AND TERM OF EXERCISE PERIOD.

         This amended and restated Plan shall become effective upon its adoption by the Committee. Subject to the provisions of Article 12 hereof, the period during which an Equity Participation Right granted under the Plan may be exercised shall be the period, expiring not later than the tenth anniversary of the Grant Date of the award, as may be determined by the Committee.

6.       AWARDS.

         (a) Types. Awards under the Plan shall consist of Equity Participation Rights.

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         (b) Performance Goals. The Committee may, but need not, establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Corporation and/or its Subsidiaries as it may select.

         (c) Guidelines. From time to time, the Committee may adopt written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and terms of awards to be made to employees and the conditions for payment of such awards. Grantees of Equity Participation Rights must accept such awards by execution of a written agreement with the Corporation in such form as the Committee determines not more than sixty (60) days following the Grant Date or such rights shall expire.

         (d) Maximum Awards. A Grantee may be granted multiple awards under the Plan.

7.       EQUITY PARTICIPATION RIGHTS.

         (a) An Equity Participation Right shall not be exercisable after the expiration of the exercise period set forth in its related Equity Participation Right Agreement. The Committee may provide in such Agreement for the lapse of the Equity Participation Right prior to expiration of the exercise period upon the occurrence of any event specified by the Committee.

         (b) The Common Stock price referenced in an Equity Participation Right granted under the Plan shall not be less than the Fair Market Value per share of Common Stock on the Grant Date.

         (c) Upon exercise of an Equity Participation Right, the Grantee shall be entitled to receive, subject to the provisions of the Plan and such rules and regulations as may be established by the Committee, a cash payment equal to the product of (A) the excess of (i) the Fair Market Value of one share of Common Stock at the time of such exercise over (ii) the reference price per share specified in the related Equity Participation Rights Agreement, times (B) the number of shares specified in such Equity Participation Rights Agreement or the portion thereof being exercised. Except as provided in Article 10, an Equity Participation Right held by a Grantee shall not be exercisable during the first six months from the Grant Date of the Equity Participation Right.

8.       EXERCISES.

         (a) Each Equity Participation Right granted shall be exercisable in whole or in part at any time, or from time to time, during the period as the Committee may determine and specify in the agreement pursuant to which such Equity Participation Right is granted, provided that the election to exercise an Equity Participation Right shall be made in accordance with applicable Federal laws and regulations.


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         (b) No right may at any time be exercised with respect to a fractional share or exercised in part with respect to fewer than one hundred shares.

9.       WITHHOLDING TAXES FOR AWARDS.

         The Corporation shall withhold from amounts otherwise payable hereunder the amount, if any, required to be withheld under applicable Federal and State income tax laws.

10.      CHANGE IN CONTROL.

         Upon the occurrence of a Change in Control all Equity Participation Rights shall become immediately exercisable and shall be deemed exercised in full for cash for the difference between the Acceleration Price and the reference price per share, which amount shall be paid by the Corporation within a period of thirty days following a Change in Control.

11.      TRANSFER OF AWARDS.

         Awards granted under the Plan may not be transferred except by will or the laws of descent and distribution, and, during the Grantee's lifetime, may be exercised only by said Grantee or by said Grantee's guardian or legal representative.

12.      DEATH, DISABILITY, RETIREMENT AND TERMINATION OF EMPLOYMENT.

         (a) If a Grantee's employment with the Company and all of its Subsidiaries terminates:

                  (i) If such employment terminates involuntarily and for good cause (as determined by the Company), all Equity Participation Rights held by the Grantee will expire immediately.

                  (ii) If such employment terminates involuntarily without cause or voluntarily for any reason, except in the case of the Grantee's Disability, Retirement or death, (A) all unexercisable Equity Participation Rights held by the Grantee will expire immediately; and (B) all exercisable Equity Participation Rights held by the Grantee will expire three months after termination (unless their expiration date is earlier).

                  (iii) If such employment terminates because of Disability or Retirement, the Grantee will be treated under all awards as if employment with the Company or Subsidiary continued for five years.




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                  (iv) If a Grantee dies while employed or during the five-year period described in paragraph (iii), all Equity Participation Rights held by the Grantee will become exercisable (and remain exercisable for two years unless their expiration date is earlier).

         (b) The Committee may provide (i) that an award will not terminate or be forfeited as a result of the termination of the Grantee's employment; and
(ii) for additional opportunities for the exercise of an Equity Participation Right after a Grantee's termination of employment, in addition to (a), above.

         (c) For all purposes of the Plan, the employment of a Grantee will not be considered to be terminated if the Grantee is receiving periodic severance payments from the Company or a Subsidiary. Leaves of absence for periods and purposes conforming to the policy of the Company shall not be deemed terminations or interruptions of employment.

13.      CHANGES IN COMMON STOCK.

         In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, exercise price, etc., of shares subject to Equity Participation Rights granted under the Plan, as may be determined by the Committee.

14.      NO RIGHT TO EMPLOYMENT.

         Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation nor shall anything in the Plan affect the right of the Corporation to terminate the employment of any employee, with or without cause.

15.      LEGAL RESTRICTIONS.

         The Corporation will not be obligated to make any payment if counsel to the Corporation determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Corporation and any national securities exchange upon which the Common Stock is listed. The Corporation shall in no event be obliged to take any action in order to cause the exercise of any award under the Plan.

16.      NO RIGHTS AS SHAREHOLDERS.

         No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any award. Furthermore, the existence of awards under the Plan shall not affect the right or



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power of the Corporation or its stockholders to make adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure; the dissolution or liquidation of the Corporation, or the sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise. No shares of Common Stock may be delivered or purchased under the Plan.

17.      CHOICE OF LAW.

         The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Delaware and without without giving effect to the choice of law provisions thereof.

18.      AMENDMENT AND DISCONTINUANCE.

         The Committee may alter, suspend, or discontinue the Plan, but may not materially and adversely affect any outstanding award without the consent of the holder thereof.

         IN WITNESS WHEREOF, this Plan has been amended and restated and executed on behalf of the Corporation by its duly authorized officers as of the 1st day of January, 1999.

                                            BOWATER INCORPORATED



                                    By:   /s/ Richard F. Frisch
                                          --------------------------------------
                                    Name: Richard F. Frisch
                                          --------------------------------------
                                    Title:  Vice President - Human Resources
                                            ------------------------------------
                                    Date Signed:  February 5, 1999
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